Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-141579) of Time Warner Cable Inc.,
(2)	Registration Statement (Form S-8 No. 333-160990) of Time Warner Cable Inc.,
(3)	Registration Statement (Form S-8 No. 333-160992) of Time Warner Cable Inc.,
(4)	Registration Statement (Form S-8 No. 333-175272) of Time Warner Cable Inc.,
(5)	Registration Statement (Form S-3 No. 333-173760) of Time Warner Cable Inc., and
(6)	Registration Statement (Form S-4 No. 333-194698 of Comcast Corporation) and joint proxy statement/prospectus of Comcast Corporation and Time Warner Cable Inc.

of our report dated February 18, 2014 (except Notes 1, 6 and 16, as to which the date is April 24, 2014), with respect to the consolidated financial statements of Time Warner Cable Inc. included in this filing on Form 8-K of Time Warner Cable Inc. for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

New York, New York

April 24, 2014